UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

August 27, 2004

Date of Report (Date of earliest event reported)

Weida Communications, Inc.

(Exact name of registrant as specified in its charter)

New Jersey

(State or other jurisdiction of incorporation)

1-10366	22-2582847
(Commission file number)	(IRS employer identification number)

515 East Las Olas Boulevard, Suite 1350
Fort Lauderdale, FL 33301

(Address of principal executive offices)

(954) 527-7750

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provision:

☐   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.      Entry into a Material Definitive Agreement.

Acquisition of Control and a Majority Profit-Sharing Interest in Guangzhou Weida Communications Co., Ltd

Certain wholly-owned subsidiaries of Weida Communications, Inc. (the “Registrant”) have entered into a series of contractual arrangements with Guangzhou Weida Communications Co., Ltd (a/k/a Weida Communications Technology Company Limited), a communications service company organized under the laws of the People’s Republic of China (“Weida PRC”) and its shareholders, including agreements on provision of services, intellectual property, and certain capitalization, corporate governance and future share acquisition and equity joint venture matters. Below is a summary of the material provisions of these agreements.

Background; The April 2003 Master Agreement.  Our recently-acquired wholly-owned subsidiary, SCL Ventures Ltd., a company organized under the laws of the British Virgin Islands (“SCL”), had previously entered into a Master Agreement with Weida PRC and Li Shun Xing, Li Xiang Ning, Pang Da Qing and Xie Li, the shareholders of Weida PRC, on April 29, 2003.  Pursuant to this agreement, as modified by a Stock Transfer Memo, dated as of August 26, 2004, executed by the Registrant on August 27, 2004 that supplements certain provisions of this agreement, SCL, Weida PRC and the shareholders of Weida PRC established the framework for the acquisition, through a series of transactions, of control and a majority interest in Weida PRC.  The agreement provides for, among other elements, the conversion of Weida PRC into a Sino-foreign Equity Joint Venture (the “Weida EJV”) and the acquisition by SCL of up to a 51% interest in the Weida EJV.

In consideration for acquisition of this interest and control, SCL was required to pay to the shareholders of Weida PRC a cash sum of approximately $15 million and to cause to be issued to the shareholders of Weida PRC approximately 16.3 million shares of our common stock.  The Master Agreement also originally provided for SCL to provide or arrange for $159,194,847 of working capital for the Weida EJV in the form of equipment leasing, asset purchases, cash equivalents, or other commercially reasonable forms based on a business plan to be agreed upon by the board of the Weida EJV after SCL has appointed its members, but provision of this working capital was not a condition precedent to SCL’s acquiring control of, or a profit-sharing or ownership interest in, Weida PRC.

A copy of the Master Agreement is attached as Exhibit 10.1 hereto and incorporated herein by reference.  A copy of the Stock Transfer Memo is attached as Exhibit 10.2 hereto and incorporated herein by reference.

Purchase and Sale Agreement.  On August 27, 2004, SCL entered into a Purchase and Sale Agreement, dated as of August 26, 2004, with the shareholders of Ocean International Holdings Limited, a company incorporated in the Hong Kong Special Administrative Region of the People’s Republic of China (“OIHL”).  Pursuant to this agreement, SCL and Jack Chin, our Vice President Business Development, (the latter as a nominal holder in order to meet local Hong Kong legal requirements) are to acquire all of the issued and outstanding shares of OIHL, which is the owner and holder of 100% of the registered capital stock of Ocean

Tian Di Communication Technology Co., Ltd. (Guangzhou), a wholly foreign-owned enterprise (the “WOFE”).  Mr. Chin will receive one (1) share of OIHL, which represents a nominal 1% equity interest, and SCL will receive the remaining shares of OIHL, which represent a 99% equity interest.  The consideration for the sale of the shares of OIHL is (i) US$15 million and (ii) 16,296,296 shares of the Registrant’s common stock.  Although SCL and Mr. Chin will acquire the shares of OIHL on the closing date, payment of consideration for such shares of OIHL will not be due and payable until the following conditions have been met: (i) the Service and Support Agreement between the WOFE and Weida PRC is in full force and effect;  (ii) the terms and conditions of each of the other contractual arrangements among our affiliates, Weida PRC and the shareholders of Weida PRC described elsewhere in this Current Report on Form 8-K have been performed and observed by the parties thereto in all respects;  (iii) all conditions to the formation of the Weida EJV have been met; and (iv) the Weida EJV has been formed and has a valid business license showing SCL’s 25% equity ownership.

Notwithstanding the foregoing, a Stock Transfer Memo, dated as of August 26, 2004, executed by the Registrant on August 27, 2004, provides that (i) the 16,296,296 shares of common stock of the Registrant to be issued pursuant to this agreement shall be issued upon consummation of the Service and Support Agreement between the WOFE and Weida PRC and execution and delivery of all of the other agreements described elsewhere in this Current Report on Form 8-K, and (ii) the US$15 million cash consideration to be paid pursuant to this agreement shall be payable to the shareholders of Weida PRC no earlier than the first to occur of (x) the completion of the conditions to the formation of the Weida EJV and the Weida EJV having been formed and having a valid business license showing SCL’s 25% equity ownership and (y) August 26, 2005.  The closing of the purchase of the shares of OIHL is currently in progress, the conditions to issuance of the 16,296,296 shares of our common stock have been met, and those shares are being issued as restricted stock pursuant to Section 4(2) of the Securities Act of 1933, as amended.

A copy of the Purchase and Sale Agreement is attached as Exhibit 10.3 hereto and incorporated herein by reference.

Service and Support Agreement. On August 27, 2004, the WOFE entered into an exclusive Service and Support Agreement, dated as of August 26, 2004, with Weida PRC, pursuant to which the WOFE will provide to Weida PRC business support and services within the People’s Republic of China (“PRC”) on an exclusive basis.  The business support and services to be provided under the agreement include, among others, assistance in selection, procurement and financing of satellite communication and network infrastructure equipment; outsourcing of employees; marketing research and consulting services; and business promotion services.  The service fees will be accrued monthly, and will be at the rate of 51% of all monthly revenue, including any monthly equipment sales revenue, equipment lease revenue, equipment maintenance revenue, other service and support revenue, and subscription and transmission revenue package fees paid by Weida PRC’s customers and end users to Weida PRC.  The exact amount of service fees will be calculated and paid quarterly in arrears.  The service fees will not be payable until Weida PRC has net quarterly profits before taxes of at least RMB 500,000 for at least one full fiscal quarter, as reported on Weida PRC’s regularly prepared consolidated financial statements.  The agreement also provides that the WOFE will be the sole and exclusive owner of all intellectual property rights arising from the performance of the agreement, whether developed by the WOFE or Weida PRC, and whether based on the WOFE’s or Weida PRC’s intellectual property rights.  The term of this agreement is for 10 years and will automatically be extend for another 10-year term unless terminated by the WOFE.

A copy of the Service and Support Agreement is attached as Exhibit 10.4 hereto and incorporated herein by reference.

Pledge Agreement. On August 27, 2004, Li Shun Xing, Li Xiang Ning, Pang Da Qing and Xie Li, the shareholders of Weida PRC, entered into a Pledge Agreement, dated as of August 26, 2004, with the WOFE. Pursuant to this agreement, each of these shareholders pledged all of his or her equity interest in Weida PRC to the WOFE to guarantee the performance by Weida PRC of its obligations under the Service and Support Agreement. The term of the agreement is from the date on which the pledges are recorded in the stock ledger of Weida PRC until all obligations of Weida PRC under the Service and Support Agreement have been terminated.

A copy of the Pledge Agreement is attached as Exhibit 10.5 hereto and incorporated herein by reference.

Equity Interest Transfer Agreement.  On August 27, 2004, SCL entered into an Equity Interest Transfer Agreement, dated as of August 26, 2004, with Li Shun Xing, Li Xiang Ning, Pang Da Qing and Xie Li, the shareholders of Weida PRC.  Pursuant to this agreement, these shareholders will sell and transfer a 25% equity interest in Weida PRC to SCL upon conversion of Weida PRC into the Weida EJV.  The consideration for the sale of the 25% equity interest in Weida PRC is the lesser of US$604,230 in the aggregate and the lowest amount then permitted by PRC law.

Pursuant to this agreement, Weida PRC, its shareholders and any affiliate of Weida PRC may not do any of the following without the prior written consent of SCL: (i) amend Weida PRC’s articles of association, or any document or agreement in connection with its establishment or in relation to its business and operations;  (ii) change Weida PRC’s business scope and nature, abandon any qualification or license already obtained and/or to be obtained by it, or cause such qualification or license to lapse, or, except for any actions undertaken as required by law, depart from its business or the business procedures as disclosed to SCL; (iii) permit Weida PRC or its affiliates to invest in any other company; (iv) sell, transfer, let, permit, donate, assign or deal with the sale of any part or all of Weida PRC’s business, property or assets except in the ordinary course of business; (v) amend any terms of remuneration or bonus payable to any director or officer, or enter into or amend the terms of service agreement with any director or officer; (vi) provide any loan or any credit to any third party or provide any  indemnity, warranty or enter into any similar arrangement; (vii) devise or issue any bonds, mortgages, pledges or other guarantees, or increase any loans secured thereby, including but not limited to, increasing the sum guaranteed or extend the duration of guarantee; (viii) purchase, sell, mortgage or pledge any shares or bonds of any corporation or company, including any shares or bonds of Weida PRC; (ix) purchase, acquire any interests or rights in land or assets or undertake any capital commitment; (x) do anything which would have a material adverse impact on businesses or assets of Weida PRC or its affiliates; (xi) enter into any compromise, settlement, exemption, withdrawal, termination or waiver, of any rights in respect of any action, arbitration or other claim, legal action, demand or dispute of a material nature; (xii) declare or pay any dividend or distribution with respect to the 25% equity interest in Weida PRC being transferred to SCL or any other shares of Weida PRC;  (xiii) make any payments to any shareholder of Weida PRC or any other related party of Weida PRC, including any payment of any interest or principal with respect to Weida PRC shareholder or other related party loans to Weida PRC; or (xiv) let or agree to let or give up in any other form any part or all of the rights to use or rights of ownership of the assets of Weida PRC or its affiliates, or enter into any agreement to acquire or rent or manage any property.

This agreement may be terminated by SCL prior to completion upon (i) a material breach by the shareholders of Weida PRC of their representations, warranties, obligations or undertakings set forth in this agreement; (ii) Weida PRC sustaining a loss or damage which constitutes a material adverse change or effect; or (iii) a petition for the winding up or liquidation of Weida PRC or Weida PRC conducting a reorganization, whether through an arrangement with creditors or otherwise.

A copy of the Equity Interest Transfer Agreement is attached as Exhibit 10.6 hereto and incorporated herein by reference.

Equity Joint Venture Contract/Articles of Association.  On August 27, 2004, SCL entered into (i) an Equity Joint Venture Contract, dated as of August 26, 2004, and (ii) Articles of Association, dated as of August 26, 2004, with Li Shun Xing, Li Xiang Ning, Pang Da Qing and Xie Li, the shareholders of Weida PRC.  Pursuant to these agreements, the parties established the purpose and scope of the Weida EJV and set forth the terms of the Weida EJV, including capitalization, operations and corporate governance.  The obligations of the parties under these agreements are subject to fulfillment, unless waived by SCL, of each of the following conditions:  (i) the Equity Interest Transfer Agreement between SCL and the shareholders of Weida PRC and any and all other documents needed to satisfy all necessary authorities of the PRC, have been duly executed by these shareholders, SCL, and Weida PRC; (ii) a business license for the Weida EJV from the appropriate PRC government authority has been issued; (iii) all PRC government requirements have been satisfied; (iv) a due diligence study by the financial and legal counsel of SCL has been completed to the satisfaction of SCL, in its sole discretion; (v) the necessary approval from SCL’s board of directors has been obtained; (vi) the necessary resolutions of the board and the general meeting of Weida PRC, duly approving the transactions contemplated by these agreements and the Equity Interest Transfer Agreement, have been obtained; and (vii) Weida PRC and its shareholders have executed the representations and warranties and undertakings which are an attachment to the Equity Interest Transfer Agreement, and all of the matters described therein are true and complete.

Pursuant to these agreements, the total amount of investment (including loans required or obtained by the Weida EJV) of the Weida EJV will be US$4,833,836 and the registered capital of the Weida EJV will be US$2,416,918, of which SCL will contribute twenty-five percent (25%) and the shareholders of Weida PRC will contribute seventy-five percent (75%).  Pursuant to these agreements, SCL will be deemed to have fully paid its contribution to the Weida EJV upon its paying to the shareholders of Weida PRC the consideration set forth in the Equity Interest Transfer Agreement described elsewhere in this Current Report on Form 8-K.

A party desiring to transfer its contribution to the registered capital to the Weida EJV must first offer such contribution in writing to the other parties, except that SCL has the right to transfer its contribution to the registered capital of the Weida EJV to a successor in interest of its entire business, to a person which is at least fifty percent (50%) controlled directly or indirectly by SCL, or to a person which controls directly or indirectly fifty percent (50%) or more of SCL.  Notwithstanding the foregoing, subject to certain limited circumstances, SCL may not reduce the percentage of its share of the Weida EJV’s registered capital below twenty-five percent (25%).

The parties to these agreements will share the profits, risks and losses of the Weida EJV in proportion to their respective contribution to the registered capital of the Weida EJV and the liability of each party will be limited to the amount of its contribution due or made to the registered capital of the Weida EJV.

The board of directors of the Weida EJV will be composed of five (5) directors as follows:  two (2) directors will be appointed by SCL, two (2) directors will be appointed by the shareholders of Weida PRC, and the remaining director will be appointed jointly by (i) SCL and (ii) collectively, the shareholders of Weida PRC.  The board of directors will have one chairman, who will be appointed by SCL.  The quorum necessary to hold meetings of the board of directors of the Weida EJV will be three (3) directors, including at least one director appointed by SCL.  All resolutions of the board of directors of the Weida EJV will require a majority of the votes of the directors present at the meeting who constitute the necessary quorum.  The Weida EJV will have one (1) general manager of the EJV, who will initially be appointed by SCL. The general manager will implement the resolutions of the board of directors of the Weida EJV, be responsible for the daily management and operation of the Weida EJV, and will appoint and dismiss subordinates.  SCL will have the sole power to appoint and dismiss the controller and the chief financial officer of the Weida EJV.

The provisions of the Equity Joint Venture Contract and Articles of Association do not require SCL to provide or arrange for any specified amount of working capital for the Weida EJV.

The term of the Weida EJV will commence on the date of issuance of a business license from the appropriate PRC government authority and will expire, unless extended or sooner terminated, thirty (30) years after the date of issuance of such business license.

A copy of the Equity Joint Venture Contract is attached as Exhibit 10.7 hereto and incorporated herein by reference.  A copy of the Articles of Association is attached as Exhibit 10.8 hereto and incorporated herein by reference.

Future Equity Interest Transfer Agreement.  On August 27, 2004, SCL entered into a Future Equity Interest Transfer Agreement, dated as of August 26, 2004, with Li Shun Xing, Li Xiang Ning, Pang Da Qing and Xie Li, the shareholders of Weida PRC.  Pursuant to this agreement, at such future time as the laws of the PRC allow, and upon receipt of a legal opinion issued by SCL’s Chinese counsel confirming such allowance, these shareholders will sell and transfer additional equity interests in Weida PRC to SCL (over and above the 25% equity interest in Weida PRC being transferred to SCL pursuant to the Equity Interest Transfer Agreement) up to the greater of (i) the maximum allowed by PRC law and (ii) a total of 51% equity interest in Weida PRC (including the 25% equity interest in Weida PRC being transferred to SCL pursuant to the Equity Interest Transfer Agreement).  The acquisition of the additional equity interests may be made in increments, always to the maximum then allowed by PRC law.  The consideration for the sale of the additional equity interests in Weida PRC will be the lowest amount then permitted by PRC law.

Pursuant to this agreement, Weida PRC, its shareholders and any affiliate of Weida PRC may not do any of the following without the prior written consent of SCL: (i) amend Weida PRC’s articles of association, or any document or agreement in connection with its establishment or in relation to its business and operations;  (ii) change Weida PRC’s business scope and nature, abandon any qualification or license already obtained and/or to be obtained by it, or cause such qualification or license to lapse, or, except for any actions undertaken as required by law, depart from its business or the business procedures as disclosed to SCL; (iii) permit Weida PRC or its affiliates to invest in any other company; (iv) sell, transfer, let, permit, donate, assign or deal with the sale of any part or all of Weida PRC’s business, property or assets except in the ordinary course of business; (v) amend any terms of remuneration or bonus payable to any director or officer, or enter into or amend the terms of service agreement with any director or officer; (vi) provide any loan or any credit to any third party or provide any  indemnity, warranty or enter into any similar arrangement; (vii) devise or issue any bonds, mortgages, pledges or other guarantees, or increase any loans secured thereby, including but not limited to, increasing the sum guaranteed or extend the duration of guarantee; (viii) purchase, sell, mortgage or pledge any shares or bonds of any corporation or company, including any shares or bonds of Weida PRC; (ix) purchase, acquire any interests or rights in land or assets or undertake any capital commitment; (x) do anything which would have a material adverse impact on businesses or assets of Weida PRC or its affiliates; (xi) enter into any compromise, settlement, exemption, withdrawal, termination or waiver, of any rights in respect of any action, arbitration or other claim, legal action, demand or dispute of a material nature; (xii) declare or pay any dividend or distribution with respect to the 25% equity interest in Weida PRC being transferred to SCL or any other shares of Weida PRC;  (xiii) make any payments to any shareholder of Weida PRC or any other related party of Weida PRC, including any payment of any interest or principal with respect to Weida PRC shareholder or other related party loans to Weida PRC; or (xiv) let or agree to let or give up in any other form any part or all of the rights to use or rights of ownership of the assets of Weida PRC or its affiliates, or enter into any agreement to acquire or rent or manage any property.

This agreement may be terminated by SCL prior to completion upon (i) a material breach by the shareholders of Weida PRC of their representations, warranties, obligations or undertakings set forth in this agreement; (ii) Weida PRC sustaining a loss or damage which constitutes a material adverse change or effect; or (iii) a petition for the winding up or liquidation of Weida PRC or Weida PRC conducting a reorganization, whether through an arrangement with creditors or otherwise.

A copy of the Future Equity Interest Transfer Agreement is attached as Exhibit 10.9 hereto and incorporated herein by reference.

Trust Agreement.  On August 27, 2004, SCL entered into a Trust Agreement, dated as of August 26, 2004, with Weida PRC and Li Shun Xing, Li Xiang Ning, Pang Da Qing and Xie Li, the shareholders of Weida PRC.  Pursuant to this agreement, these shareholders will hold 51% of the shares of Weida PRC and the Weida EJV in trust for the benefit of SCL for future transfer to SCL pursuant to the terms of the Equity Interest Transfer Agreement and the Future Equity Interest Transfer Agreement.  These shareholders may only transfer or dispose of the shares held in trust upon written instructions from SCL and will at all times exercise the voting rights of the shares held in trust at the direction of SCL.

A copy of the Trust Agreement is attached as Exhibit 10.10 hereto and incorporated herein by reference.

Power of Attorney. On August 23, 2004, Weida PRC and Li Shun Xing, Li Xiang Ning, Pang Da Qing and Xie Li, the shareholders of Weida PRC (collectively, the “Grantors”), executed a power of attorney granting Deng Longlong full power and authority to (i) negotiate the acquisition by SCL of an interest in Weida PRC, (ii) make commitments concerning the Grantors rights and obligations concerning such acquisition and (iii) sign all contracts, agreements and documents concerning such acquisition.

A copy of the Power of Attorney is attached as Exhibit 10.11 hereto and incorporated herein by reference.

Agreement with China Telecom

Weida PRC entered into a Business Expansion Cooperation Agreement with China Telecom Group System Integration Co., Ltd., a subsidiary of China Telecommunications Corporation, on August 27, 2004.  Pursuant to this agreement, Weida PRC will offer its satellite transmission equipment and network as part of a disaster recovery program and back-up system for China Telecom’s major accounts and will furnish Internet capability. The arrangement covers all of China Telecom’s divisions.  Specifically, Weida PRC will provide (i) satellite communications products, including, but not limited to, satellite communications terminals, fixed station satellite antennas and satellite communications channels, and (ii) relevant services, including, but not limited to, technical support services, equipment renting services, installation and debugging of equipment, maintenance of equipment and network, and training services.

Pursuant to this agreement, the next step will be cooperative efforts between Weida PRC and each China Telecom division to market and sell the satellite transmission equipment and network as part of a disaster recovery program and back-up system for China Telecom’s major accounts.

The term of this agreement shall be one (1) year from the date of execution.  After the expiration, the parties will consult with each other to determine whether to renew and complement the agreement.

The Registrant expects to receive both equipment payments and continuing service-related fees from purchase orders from China Telecom accounts.  The Registrant’s revenues from the Business Expansion Cooperation Agreement depend on China Telecom’s end-user accounts placing purchase orders.  No such purchase orders have yet been obtained, and there is not likely to be a material amount of revenue for Weida PRC from this arrangement before 2005’s first quarter.

A copy of the Business Expansion Cooperation Agreement is attached as Exhibit 10.12 hereto and incorporated herein by reference.

Item 2.01       Completion of Acquisition or Disposition of Assets.

The information set forth in Item 1.01 of this Current Report on Form 8-K is incorporated by reference herein.

Item 2.03       Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth in Item 1.01 of this Current Report on Form 8-K is incorporated by reference herein.

Item 9.01.      Financial Statements and Exhibits.

(a)           Financial Statements of Business Acquired.

Weida PRC’s audited financial statements as at December 31, 2001, 2002 and 2003 and for the period from April 2, 2001 to December 31, 2001 and the two years ended December 31, 2003 were filed as part of the Registrant’s Definitive Proxy Statement on Schedule 14A filed with the Securities and Exchange Commission on May 14, 2004, and are incorporated by reference herein.

Weida PRC’s unaudited financial statements as at March 31, 2004 and for the three months ended March 31, 2004 were filed as part of the Registrant’s Current Report on Form 8-K/A filed with the Securities and Exchange Commission on August 9, 2004, and are incorporated by reference herein.

The Registrant expects to file additional financial statements with respect to Weida PRC for the fiscal period ended June 30, 2004 as soon as they become available, and in any event not later than 60 days following the date of this Current Report on Form 8-K.

(b)           Pro Forma Financial Information.

An unaudited pro forma combined balance sheet as of April 30, 2004, an unaudited pro forma statement of operations for the three-month period ended April 30, 2004, and an unaudited pro forma statement of operations for the year ended January 31, 2004 were filed as part of the Registrant’s Current Report on Form 8-K/A filed with the Securities and Exchange Commission on August 9, 2004, and are incorporated by reference herein.

The Registrant expects to file additional pro forma financial information for the fiscal period ended June 30, 2004 as soon as it becomes available, and in any event not later than 60 days following the date of this Current Report on Form 8-K.

(c)           Exhibits.

The following exhibits are filed as part of this report:

Exhibit Number	Description
10.1

Master Agreement, dated as of April 29, 2003, by and among SCL, Weida PRC, Li Shun Xing, Li Xiang Ning, Pang Da Qing and Xie Li.  This copy of the Master Agreement corrects, supersedes and replaces the Master Agreement previously filed by the Registrant as Annex D to the Registrant’s Definitive Proxy Statement on Schedule 14A filed with the Securities and Exchange Commission on May 14, 2004.

10.2	Stock Transfer Memo dated as of August 26, 2004.

10.3

Purchase and Sale Agreement, dated as of August 26, 2004, by and among SCL, Jack Chin, Honest Link International Ltd., Worldwise Development Ltd., Magic Technology Development Ltd., Energic Development Ltd., and Ocean Channel Investments Ltd.

10.4	Service and Support Agreement, dated as of August 26, 2004, by and between the WOFE and Weida PRC

10.5	Pledge Agreement, dated as of August 26, 2004, by and among the WOFE, Li Shun Xing, Li Xiang Ning, Pang Da Qing and Xie Li

10.6	Equity Interest Transfer Agreement, dated as of August 26, 2004, by and among SCL, Li Shun Xing, Li Xiang Ning, Pang Da Qing and Xie Li

10.7	Equity Joint Venture Contract, dated as of August 26, 2004, by and among SCL, Li Shun Xing, Li Xiang Ning, Pang Da Qing and Xie Li

10.8	Articles of Association, dated as of August 26, 2004, by and among SCL, Li Shun Xing, Li Xiang Ning, Pang Da Qing and Xie Li

10.9	Future Equity Interest Transfer Agreement, dated as of August 26, 2004, by and among SCL, Li Shun Xing, Li Xiang Ning, Pang Da Qing and Xie Li

10.10	Trust Agreement, dated as of August 26, 2004, by and among Li Shun Xing, Li Xiang Ning, Pang Da Qing, Xie Li, SCL and Weida PRC

10.11	Power of Attorney dated as of August 23, 2004.

10.12	Business Expansion Cooperation Agreement, dated August 27, 2004, by and between Weida PRC and China Telecom Group System Integration Co., Ltd. (with certain confidential portions omitted).

99.1	Press Release dated August 30, 2004.

99.2	Press Release dated August 31, 2004.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Form 8-K to be signed on its behalf by the undersigned hereunto duly authorized.

WEIDA COMMUNICATIONS, INC.
(Registrant)

	By:	/s/ Mitchell Sepaniak
Mitchell Sepaniak
President and Chief Executive Officer

Dated: September 2, 2004

EXHIBIT INDEX

Exhibit No.	Document
10.1

Master Agreement, dated as of April 29, 2003, by and among SCL, Weida PRC, Li Shun Xing, Li Xiang Ning, Pang Da Qing and Xie Li.  This copy of the Master Agreement corrects, supersedes and replaces the Master Agreement previously filed by the Registrant as Annex D to the Registrant’s Definitive Proxy Statement on Schedule 14A filed with the Securities and Exchange Commission on May 14, 2004.

10.2	Stock Transfer Memo dated as of August 26, 2004.

10.3

Purchase and Sale Agreement, dated as of August 26, 2004, by and among SCL, Jack Chin, Honest Link International Ltd., Worldwise Development Ltd., Magic Technology Development Ltd., Energic Development Ltd., and Ocean Channel Investments Ltd.

10.4	Service and Support Agreement, dated as of August 26, 2004, by and between the WOFE and Weida PRC

10.5	Pledge Agreement, dated as of August 26, 2004, by and among the WOFE, Li Shun Xing, Li Xiang Ning, Pang Da Qing and Xie Li

10.6	Equity Interest Transfer Agreement, dated as of August 26, 2004, by and among SCL, Li Shun Xing, Li Xiang Ning, Pang Da Qing and Xie Li

10.7	Equity Joint Venture Contract, dated as of August 26, 2004, by and among SCL, Li Shun Xing, Li Xiang Ning, Pang Da Qing and Xie Li

10.8	Articles of Association, dated as of August 26, 2004, by and among SCL, Li Shun Xing, Li Xiang Ning, Pang Da Qing and Xie Li

10.9	Future Equity Interest Transfer Agreement, dated as of August 26, 2004, by and among SCL, Li Shun Xing, Li Xiang Ning, Pang Da Qing and Xie Li

10.10	Trust Agreement, dated as of August 26, 2004, by and among Li Shun Xing, Li Xiang Ning, Pang Da Qing, Xie Li, SCL and Weida PRC

10.11	Power of Attorney dated as of August 23, 2004.

10.12	Business Expansion Cooperation Agreement, dated August 27, 2004, by and between Weida PRC and China Telecom Group System Integration Co., Ltd. (with certain confidential portions omitted).

99.1	Press Release dated August 30, 2004.

99.2	Press Release dated August 31, 2004.